					EXHIBIT 12.4
					Page 1
THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2003	2004	2005	2006	2007
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$197,033	$236,531	$231,058	$306,051	$276,412
Interest and other charges, before reduction for amounts capitalized
and deferred	164,132	138,678	132,226	141,710	138,977
Provision for income taxes	131,285	138,856	153,014	188,662	163,363
Interest element of rentals charged to income (a)	49,761	49,375	47,643	45,955	29,829

Earnings as defined	$542,211	$563,440	$563,941	$682,378	$608,581

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$159,632	$138,678	$132,226	$141,710	$138,977
Subsidiary's preferred stock dividend requirements	4,500	-	-	-	-
Interest element of rentals charged to income (a)	49,761	49,375	47,643	45,955	29,829

Fixed charges as defined	$213,893	$188,053	$179,869	$187,665	$168,806

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.53	3.00	3.14	3.64	3.61

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

					EXHIBIT 12.4

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

	2003	2004	2005	2006	2007
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$197,033	$236,531	$231,058	$306,051	$276,412
Interest and other charges, before reduction for amounts capitalized
and deferred	164,132	138,678	132,226	141,710	138,977
Provision for income taxes	131,285	138,856	153,014	188,662	163,363
Interest element of rentals charged to income (a)	49,761	49,375	47,643	45,955	29,829

Earnings as defined	$542,211	$563,440	$563,941	$682,378	$608,581

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS):
Interest before reduction for amounts capitalized and deferred	$159,632	$138,678	$132,226	$141,710	$138,977
Preferred stock dividend requirements	12,026	7,008	2,918	-	-
Adjustments to preferred stock dividends
to state on a pre-income tax basis	5,137	4,113	1,932	-	-
Interest element of rentals charged to income (a)	49,761	49,375	47,643	45,955	29,829

Fixed charges as defined plus preferred stock
dividend requirements (pre-income tax basis)	$226,556	$199,174	$184,719	$187,665	$168,806

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS)	2.39	2.83	3.05	3.64	3.61

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.